For Further Information, Contact:
Quality Systems, Inc.	Susan J. Lewis
18111 Von Karman Avenue, Suite 700	Phone: (954) 389-3700
Irvine, CA 92612	slewis@qsii.com
Phone: (949) 255-2600
John Stumpf, Interim Chief Financial Officer
jstumpf@qsii.com

FOR IMMEDIATE RELEASE
OCTOBER 22, 2015

QUALITY SYSTEMS, INC. REPORTS FISCAL 2016 SECOND QUARTER RESULTS

Revenues and Net Income Increase; Company's Divestiture of Hospital Solutions Division Enables Focus on Core Competency

IRVINE, Calif. … October 22, 2015 … Quality Systems, Inc. (NASDAQ:QSII) announced today results for its fiscal 2016 second quarter ended September 30, 2015.
Revenues for the fiscal 2016 second quarter reached $125.4 million, up four percent when compared with $120.5 million for the fiscal 2015 second quarter.
Net income for the 2016 second quarter reached $8.3 million, versus $4.8 million for the comparable period last year, an increase of 75 percent.
On a GAAP basis, fully diluted earnings per share was $0.14 in the second quarter of 2016 compared with $0.08 for the same period last year. On a non-GAAP basis, fully diluted earnings per share for the fiscal 2016 second quarter was $0.21 versus $0.13 reported in the fiscal 2015 second quarter.
At quarter-end, the Company’s liquidity position remained strong with $110.8 million of cash and investments.
“As part of our ongoing strategy, we remain focused on further expanding upon the Company’s leadership position in the ambulatory space by delivering the client experience, software and services that help our clients navigate the transition to a value-based healthcare economy. The just-announced divestiture of our Hospital Solutions division helps pave a clearer path for our commitment to our core ambulatory business," explained Rusty Frantz, president and chief executive officer.
“We are also pleased to show continued progress again this quarter in terms of improving the Company’s financial performance as well as demonstrating the benefits of our increased focus on cost containment initiatives. These efforts aid in ensuring availability of continued capital to reinvest in the growth and future of our business and platform,” Frantz said.
Quality Systems also announced that its Board of Directors declared a quarterly cash dividend of seventeen and one-half cents ($0.175) per share on the Company’s outstanding shares of common stock,

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Quality Systems
Fiscal 2016 Second Quarter Results

payable to shareholders of record as of December 11, 2015 with an anticipated distribution date of January 4, 2016. The $0.175 per share cash dividend is pursuant to the Company’s current practice to pay a regular quarterly dividend on the Company’s outstanding shares of common stock, subject to Board review and approval, and establishment of record and distribution dates by the Board prior to the declaration and payment of each such quarterly dividend.
Quality Systems will host a conference call to discuss its fiscal 2016 second quarter results on Thursday, October 22, 2015 at 5:00 PM ET (2:00 PM PT). All participants should dial 1-866-900-9499 at least ten minutes prior to the start of the call and reference conference ID #58999378. International callers should dial 1-937-502-2136. To hear a live Web simulcast or to listen to the archived webcast following completion of the call, please visit the Company’s website at www.qsii.com, click on the "Investors” tab, then select "Conference Calls," to access the link to the call. To listen to a telephone replay of the conference call, please dial 800-585-8367 or 404-537-3406 and enter conference ID #58999378. The replay will be available from approximately 8:00 PM ET on Thursday, October 22, 2015, through 11:59 PM ET on Thursday, October 29, 2015.
A transcript of the conference call will be made available on the Company’s website at www.qsii.com.

About Quality Systems, Inc.
Irvine, Calif.-based Quality Systems, Inc. and its NextGen Healthcare subsidiary develop and market computer-based practice management, electronic health records and revenue cycle management applications as well as connectivity products and services for medical and dental group practices and small hospitals. Visit www.qsii.com and www.nextgen.com for additional information.

SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS
This news release may contain forward-looking statements within the meaning of the federal securities laws, including but not limited to, statements regarding future events, developments in the healthcare sector and regulatory framework, the Company's future performance, as well as management's expectations, beliefs, intentions, plans, estimates or projections relating to the future (including, without limitation, statements concerning revenue, net income, and earnings per share). Risks and uncertainties exist that may cause the results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements and additional risks and uncertainties are set forth in Part I, Item A of our most recent Annual Report on Form 10-K for the fiscal year ended March 31, 2015, including but not limited to: the volume and timing of systems sales and installations; length of sales cycles and the installation process; the possibility that products will not achieve or sustain market acceptance; seasonal patterns of sales and customer buying behavior; impact of incentive payments under The American Recovery and Reinvestment Act on sales and the ability of the Company to meet continued certification requirements; the development by competitors of new or superior technologies; the timing, cost and success or failure of new product and service introductions, development and product upgrade releases; undetected errors or bugs in software; product liability; changing economic, political or regulatory influences in the health-care industry; changes in product-pricing policies; availability of third-party products and components; competitive pressures including product offerings, pricing and promotional activities; the Company's ability or inability to attract and retain qualified personnel; possible regulation of the Company's software by the U.S. Food and Drug Administration; changes of accounting estimates and assumptions used to prepare the prior periods' financial statements; disruptions caused by acquisitions of companies, products, or technologies; and general economic conditions. A significant portion of the Company's quarterly sales of software product licenses and computer hardware is concluded in the last month of a fiscal quarter, generally with a concentration of such revenues earned in the final ten business days of that month. Due to these and other factors, the Company's revenues and operating results are very difficult to forecast. A major portion of the Company's costs and expenses, such as personnel and facilities, are of a fixed nature and, accordingly, a shortfall or decline in quarterly and/or annual revenues typically results in lower profitability or losses. As a result, comparison of the Company's period-to-

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Quality Systems
Fiscal 2016 Second Quarter Results

period financial performance is not necessarily meaningful and should not be relied upon as an indicator of future performance. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF NON-GAAP FINANCIAL MEASURES

This news release contains certain non-GAAP (Generally Accepted Accounting Principles) financial measures, which are provided only as supplemental information. Investors should consider these non-GAAP financial measures only in conjunction with the comparable GAAP financial measures. These non-GAAP measures are not in accordance with or a substitute for U.S. GAAP. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of non-GAAP financial measures to the most directly comparable financial measure in the accompanying financial tables. Other companies may calculate non-GAAP measures differently than Quality Systems, which limits comparability between companies. The Company believes that its presentation of non-GAAP diluted earnings per share provides useful supplemental information to investors and management regarding the Company's financial condition and results. The Company calculates non-GAAP diluted earnings per share by excluding acquisition costs, amortization of acquired intangible assets, impairment of goodwill and other assets, securities litigation defense costs, share-based compensation, and other non-run-rate expenses from GAAP income before provision for income taxes. Historically, the Company calculated a non-GAAP effective tax rate each quarter, based on non-GAAP pre-tax income (or loss) for the period, to determine the corresponding non-GAAP provision for (benefit of) income taxes. Beginning in the first quarter of fiscal year 2016, the Company began utilizing a normalized non-GAAP tax rate to provide better consistency across the interim reporting periods within a given fiscal year, by eliminating the effects of non-recurring and period-specific items which can vary in size and frequency, and which are not necessarily reflective of the Company’s longer-term operations. The normalized non-GAAP tax rate expected to be applied to each quarter of fiscal year 2016 is 30.5%. The determination of this rate is based on the consideration of both historic and projected financial results. The Company intends to re-evaluate this normalized non-GAAP tax rate on an annual basis or more frequently if any significant events occur that may materially affect this rate, such as merger and acquisition activity, changes in business outlook, or changes in expectations regarding tax regulations.

FINANCIAL TABLES ATTACHED

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QUALITY SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended September 30,		Six Months Ended September 30,
	2015	2014	2015	2014
Revenues:
Software license and hardware	19,687	19,316	35,876	39,077
Software related subscription services	12,437	9,687	24,683	19,402
Total software, hardware and related	32,124	29,003	60,559	58,479
Support and maintenance	42,176	42,135	85,889	82,940
Revenue cycle management and related services	20,793	17,432	41,036	34,125
Electronic data interchange and data services	20,581	18,906	40,770	37,225
Professional services	9,695	13,043	19,279	25,644
Total revenues	125,369	120,519	247,533	238,413
Cost of revenue:
Software license and hardware	6,578	7,475	13,619	15,031
Software related subscription services	5,963	5,384	11,921	9,835
Total software, hardware and related	12,541	12,859	25,540	24,866
Support and maintenance	8,394	6,785	16,337	13,699
Revenue cycle management and related services	14,680	13,202	29,192	25,908
Electronic data interchange and data services	12,539	12,015	24,865	24,014
Professional services	8,444	11,912	16,641	24,476
Total cost of revenue	56,598	56,773	112,575	112,963
Gross profit	68,771	63,746	134,958	125,450
Operating expenses:
Selling, general and administrative	37,396	38,681	76,567	75,411
Research and development costs	17,981	16,898	35,066	33,134
Amortization of acquired intangible assets	898	908	1,795	1,891
Total operating expenses	56,275	56,487	113,428	110,436
Income from operations	12,496	7,259	21,530	15,014
Interest income, net	41	69	343	123
Other expense, net	(54)	(26)	(104)	(17)
Income before provision for income taxes	12,483	7,302	21,769	15,120
Provision for income taxes	4,168	2,552	7,092	5,207
Net income	$8,315	$4,750	$14,677	$9,913
Net income per share:
Basic	$0.14	$0.08	$0.24	$0.16
Diluted	$0.14	$0.08	$0.24	$0.16
Weighted average shares outstanding:
Basic	60,461	60,247	60,387	60,238
Diluted	61,194	60,788	61,129	60,782
Dividends declared per common share	$0.175	$0.175	$0.35	$0.35

QUALITY SYSTEMS, INC.
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)
(UNAUDITED)

	September 30,	March 31,
	2015	2015
ASSETS
Current assets:
Cash and cash equivalents	98,647	118,993
Restricted cash and cash equivalents	3,982	2,419
Marketable securities	12,130	11,592
Accounts receivable, net	98,393	107,669
Inventories	649	622
Income taxes receivable	5,077	3,147
Deferred income taxes, net	24,074	24,080
Other current assets	12,955	11,535
Total current assets	255,907	280,057
Equipment and improvements, net	22,537	20,807
Capitalized software costs, net	42,155	40,397
Intangibles, net	24,088	27,689
Goodwill	73,571	73,571
Other assets	17,884	18,000
Total assets	436,142	460,521
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	10,965	10,018
Deferred revenue	57,683	66,343
Accrued compensation and related benefits	16,321	24,051
Income taxes payable	61	10,048
Dividends payable	10,722	10,700
Other current liabilities	37,593	33,924
Total current liabilities	133,345	155,084
Deferred revenue, net of current	1,163	1,349
Deferred compensation	6,325	5,750
Other noncurrent liabilities	7,812	14,798
Total liabilities	148,645	176,981
Commitments and contingencies
Shareholders' equity:
Common stock
$0.01 par value; authorized 100,000 shares; issued and outstanding 60,863 and 60,303 shares at September 30, 2015 and March 31, 2015, respectively	609	603
Additional paid-in capital	209,638	198,650
Accumulated other comprehensive loss	(481)	(192)
Retained earnings	77,731	84,479
Total shareholders' equity	287,497	283,540
Total liabilities and shareholders' equity	436,142	460,521

QUALITY SYSTEMS, INC.
NON-GAAP FINANCIAL MEASURES
(IN THOUSANDS, EXCEPT PER SHARE DATA)

RECONCILIATION OF NON-GAAP DILUTED EARNINGS PER SHARE

	Three Months Ended September 30,		Six Months Ended September 30,
	2015	2014	2015	2014
Income before provision for income taxes - GAAP	$12,483	$7,302	$21,769	$15,120
Plus items included in cost of revenue:
Amortization of acquired software technology	904	859	1,807	1,717
Share-based compensation	102	92	199	178
Total adjustments to cost of revenue	1,006	951	2,006	1,895
Plus items included in operating expenses:
Acquisition costs	775	621	1,292	1,744
Amortization of acquired intangible assets	898	908	1,795	1,891
Securities litigation defense costs	2,256	1,009	2,794	1,287
Share-based compensation	799	775	1,386	1,479
Other non-run-rate expenses*	449	315	1,387	315
Total adjustments to operating expenses	5,177	3,628	8,654	6,716
Total adjustments to GAAP income before provision for income taxes:	6,183	4,579	10,660	8,611
Income before provision for income taxes - Non-GAAP	18,666	11,881	32,429	23,731
Provision for income taxes	5,693	4,159	9,891	8,220
Net income - Non-GAAP	$12,973	$7,722	$22,538	$15,511
Diluted net income per share - Non-GAAP	$0.21	$0.13	$0.37	$0.26
Weighted-average shares outstanding (diluted):	61,194	60,788	61,129	60,782

* For the three months ended September 30, 2015, the $449 of other non-run-rate expenses consists of certain non-recurring professional services costs not related to ongoing core operations and non-recurring severance costs. Other non-run-rate expenses for the six months ended September 30, 2015 also includes $938 of non-recurring incremental costs related to the change in the Company's Chief Executive Officer, including recruitment fees and severance payments.

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